EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Revett Minerals Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer
Date: August 23, 2011

A signed original of this written statement required by Section 906 has been provided to Revett Minerals Inc. and will be retained by Revett Minerals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.